Exhibit 99.1

February 1, 2012

Tetra Tech Reports Strong First Quarter Results

•                  Revenue up 12% to $683 million

•                  Net Revenue up 21% to $492 million

•                  EBITDA up 8% to $51 million

•                  Operating Cash up 329% to $38 million

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended January 1, 2012.

First Quarter Results

Revenue in the quarter was $682.6 million, up 11.7% compared to $611.1 million in the first quarter last year.  Revenue, net of subcontractor costs(1), was $492.1 million, up 21.3% compared to $405.6 million in the first quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)), were $51.1 million, up 7.9% compared to $47.3 million in the first quarter last year.  Operating income was $36.1 million, up 5.2% compared to $34.3 million in the first quarter last year.  Diluted earnings per share (EPS) were $0.36, compared to $0.36 (or $0.34 excluding a prior-year tax benefit of $0.02) in the first quarter last year.  Backlog was $1.9 billion, compared to $1.9 billion at the end of the first quarter last year.  Cash generated from operations was $38.3 million, up 328.9% compared to $8.9 million in the first quarter last year.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech started the fiscal year with strong first quarter performance that resulted in 13% organic net revenue growth.  The organic growth was primarily driven by revenue from our international and U.S. commercial clients.   Our international net revenue grew 41% and U.S. commercial net revenue increased 25% year-over-year.  As a result of increased demand in international and U.S. commercial markets and stability in our U.S. government business, we are raising EPS guidance for the year.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In thousands (except EPS data)

	Three Months Ended
	January 1, 2012	January 2, 2011
Revenue	$682,627	$611,124
Subcontractor costs	(190,571)	(205,544)
Revenue, net of subcontractor costs	492,056	405,580
Operating income	36,093	34,325
Interest expense, net	(1,311)	(1,305)
Income tax expense	(12,079)	(10,266)
Net income including noncontrolling interests	22,703	22,754
Net income attributable to noncontrolling interests	(93)	(453)
Net income attributable to Tetra Tech	$22,610	$22,301

Earnings per share attributable to Tetra Tech:
Basic	$0.36	$0.36
Diluted	$0.36	$0.36

Weighted-average common shares outstanding:
Basic	62,433	61,665
Diluted	63,068	62,443

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2012 to be in the range of $0.32 to $0.34.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $430 million to $480 million.  For fiscal 2012, due to an improved outlook, Tetra Tech is increasing its diluted EPS guidance to a range of $1.54 to $1.64 from the previous range of $1.50 to $1.63.  Revenue, net of subcontractor costs, for fiscal 2012 is expected to range from $1.9 billion to $2.1 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on February 2, 2012 at 7:00 a.m. (PST).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 13,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands

	Three Months Ended
	January 1, 2012	January 2, 2011
Net income attributable to Tetra Tech	$22,610	$22,301
Interest expense, net	1,311	1,305
Income tax expense	12,079	10,266
Depreciation	6,786	6,670
Amortization	8,264	6,781
EBITDA	$51,050	$47,323

CONTACTS:
Jim Wu, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; delays in U.S. federal debt ceiling legislation and shifts in U.S. defense spending; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; delays in the completion of the U.S. government budget process; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the interruption of our computer, information and communications technology and systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	January 1, 2012	October 2, 2011
Assets
Current Assets:
Cash and cash equivalents	$105,720	$90,494
Accounts receivable - net	664,970	657,179
Prepaid expenses and other current assets	71,351	84,612
Income taxes receivable	4,262	6,817
Total current assets	846,303	839,102

Property and equipment - net	75,307	77,536
Investments in and advances to unconsolidated joint ventures	3,410	3,454
Goodwill	577,406	569,414
Intangible assets - net	74,569	81,053
Other assets	23,632	23,429
Total Assets	$1,600,627	$1,593,988

Liabilities and Equity
Current Liabilities:
Accounts payable	$145,595	$164,819
Accrued compensation	101,933	110,937
Billings in excess of costs on uncompleted contracts	93,571	84,754
Deferred income taxes	20,768	22,870
Current portion of long-term debt	2,259	2,556
Contingent earn-out liabilities	54,487	64,119
Other current liabilities	85,774	81,654
Total current liabilities	504,387	531,709

Deferred income taxes	30,194	25,394
Long-term debt	134,570	144,868
Other long-term liabilities	37,419	36,767

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of January 1, 2012 and October 2, 2011	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,748 and 62,495 shares as of January 1, 2012 and October 2, 2011, respectively	627	625
Additional paid-in capital	404,896	399,420
Accumulated other comprehensive income	15,380	4,754
Retained earnings	472,536	449,926
Tetra Tech stockholders’ equity	893,439	854,725
Noncontrolling interests	618	525
Total equity	894,057	855,250
Total Liabilities and equity	$1,600,627	$1,593,988

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	January 1,	January 2,
	2012	2011

Revenue	$682,627	$611,124
Subcontractor costs	(190,571)	(205,544)
Other costs of revenue	(407,336)	(329,927)
Selling, general and administrative expenses	(48,627)	(41,328)
Operating income	36,093	34,325

Interest expense - net	(1,311)	(1,305)
Income before income tax expense	34,782	33,020

Income tax expense	(12,079)	(10,266)

Net income including noncontrolling interests	22,703	22,754

Net income attributable to noncontrolling interests	(93)	(453)

Net income attributable to Tetra Tech	$22,610	$22,301

Earnings per share attributable to Tetra Tech:
Basic	$0.36	$0.36
Diluted	$0.36	$0.36

Weighted-average common shares outstanding:
Basic	62,433	61,665
Diluted	63,068	62,443

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	January 1,	January 2,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$22,703	$22,754

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	15,206	13,553
Equity in earnings of unconsolidated joint ventures	(969)	(948)
Distributions of earnings from unconsolidated joint ventures	1,079	886
Stock-based compensation	2,916	2,774
Excess tax benefits from stock-based compensation	(35)	(84)
Deferred income taxes	494	4,318
Provision for doubtful accounts	2,879	(1,092)
Exchange gain	(14)	(72)
Gain on disposal of property and equipment	(84)	(101)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,669)	37,994
Prepaid expenses and other assets	11,172	(10,375)
Accounts payable	(19,241)	(43,900)
Accrued compensation	(9,004)	(2,477)
Billings in excess of costs on uncompleted contracts	8,796	(7,929)
Other liabilities	9,650	(2,332)
Income taxes receivable/payable	3,434	(4,036)
Net cash provided by operating activities	38,313	8,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,593)	(4,236)
Payments for business acquisitions, net of cash acquired	(2,574)	(166,877)
Proceeds from sale of property and equipment	377	144
Net cash used in investing activities	(6,790)	(170,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(11,012)	(2,154)
Proceeds from borrowings	546	21,867
Payments of earn-out liabilities	(9,368)	—
Net change overdrafts	(738)	—
Distributions paid to noncontrolling interests	—	(501)
Excess tax benefits from stock-based compensation	35	84
Net proceeds from issuance of common stock	2,990	3,270
Net cash (used in) provided by financing activities	(17,547)	22,566

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,250	83

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,226	(139,387)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,494	220,933
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$105,720	$81,546

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$1,107	$585
Income taxes, net of refunds received	$8,772	$8,809